                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Stephen Lake, Eric Grimshaw, Joseph McCormick and Brian Shore, the
undersigned's true and lawful attorneys-in-fact to:

(1)  Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of ONE Gas, Inc. (the Corporation), Forms 3,
     4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of
     1934 and the rules thereunder;

(2)  Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, or 5 and timely file such form with the United States Securities and
     Exchange Commission and any stock exchange or similar authority;

(3)  Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of
     Attorney shall be in such form and shall contain the terms and conditions as such attorneys-in-fact may approve in such attorneys-in-fact's discretion.

     The undersigned hereby grants to each such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of revocation, hereby ratifying and confirming all that each such attorneys-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that neither the Corporation nor the above-named individuals, in serving in such capacity at the request of the undersigned, are assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

     The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney revokes all such special powers of attorney granted to individuals in the past to act on behalf of the undersigned for the purposes stated above.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of December, 2013.

                                        Eduardo A. Rodriguez
                                        ------------------------------------
                                        Name

                              CONFIRMING STATEMENT

     This Statement confirms that the undersigned has authorized and designated
Stephen Lake, Eric Grimshaw, Joseph McCormick and Brian Shore, to execute and file on the undersigned's behalf all Forms 3,4, and 5 (including any amendments thereto) that the undersigned may be required to file with the United States
Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of ONE Gas, Inc. The authority of the above-named individuals under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, or 5 with regard to the undersigned's ownership of or transactions in securities of ONE Gas, Inc. unless earlier revoked in writing. This Statement revokes all such special powers of attorney granted to individuals in the past to act on behalf of the undersigned for the purposes stated above. The undersigned acknowledges that neither ONE Gas, Inc.
nor the above-named individuals are assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

                                        Eduardo A. Rodriguez
                                        ------------------------------------
                                        Name

Dated: December 30, 2013

January 8, 2014

Securities and Exchange Commission
Filer Support of the
Office of Filings and Information Services

I herby confirm the authenticity of the information that appears on the attached
Power of Attorney.

State of Oklahoma

Country of Tulsa

The forgoing instrument was acknowledged before me this 8th day of January, 2014, by Brian K. Shore.

Stephanie McClanahan
----------------------------------------
Stephanie McClanahan, Notary Public

My commission expires: 10/13/2016
Commission No. 00015049